EXHIBIT 10.1







              LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT



                                     between

                              LABORATORIOS BAGO SA

                                       and

                               GENAERA CORPORATION





















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              LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

     This Agreement is made and entered into as of August __, 2001 ( the "Effective Date") between Laboratorios Bago SA, a _________ corporation, having offices at Bernardo de Irigoyen 248, Buenos Aires, Argentina (hereinafter "Bago"), and Genaera Corporation, a Delaware corporation, having offices at 5110 Campus Drive, Plymouth Meeting, Pennsylvania, United States (hereinafter "Genaera").

     WHEREAS, Bago is currently manufacturing, marketing and selling the Product for use as an anti-inflammatory;

     WHEREAS,   Genaera  is  currently  researching  and  has  obtained  certain information regarding the use of the Product (as defined herein) as a Mucoregulator (as defined herein); and

     WHEREAS, Bago and Genaera desire to exchange their respective information regarding the Product and to collaborate with, and grant certain licenses to each other regarding the Product upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing premises, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

For purposes of this Agreement, the following definitions shall be applicable:

     1.1 "AFFILIATE" shall mean, with respect to any Person, any other Person that directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such Person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise. Control will be presumed if one Person owns, either of record or beneficially, more than 50% of the voting stock of any other Person.

     1.2 "BAGO KNOW-HOW" shall mean all Know-How controlled by Bago and its Affiliates.

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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     1.3  "BAGO  ROYALTY  PERIOD"  shall mean,  with  respect to Product in each country in the Genaera  Territory,  and subject to the  provisions  of
          Article V of this Agreement, the longer of (a) if the manufacture, use, offer for sale, sale or import of such Product in such country at the time of the First Commercial Sale is covered by a Valid Patent Claim, the royalty period continues for as long as such Valid Patent Claim remains in effect and is infringed thereby but for the license granted by this Agreement, or (b) ten (10) years from the date of the First Commercial Sale of such Product by Genaera, its Affiliates, or sublicensees. "Bago Royalty Period" shall mean, with respect to Reformulated Product, in each country in the Genaera Territory, and subject to the provisions of Article V of this Agreement, ten (10) years from the date of the First Commercial Sale of such Reformulated
          Product  by  Genaera,  its  Affiliates,  or  sublicensees;   provided,
          however, that Reformulated Product shall refer only to Reformulated Product developed by Genaera.

     1.4 "BAGO PATENTS" shall mean all Patents controlled by Bago and its Affiliates. A list of Bago Patents is appended hereto as SCHEDULE 1.4 and will be updated periodically to reflect additions thereto during the course of this Agreement.

     1.5  "BAGO TECHNOLOGY" shall mean all Bago Patents and all Bago Know-How.

     1.6 "BAGO TERRITORY" shall mean all the countries of South America, Central America, Mexico and Korea.

     1.7 "BASELINE AMOUNT" shall mean the aggregate Net Sales of Product in the Bago Territory for the twelve (12) month period prior to the commencement of the Genaera Royalty Period.

     1.8 "CONTROLLED" shall mean the legal authority or right of a party hereto to grant a license or sublicense of intellectual property rights to another party hereto, or to otherwise disclose proprietary or trade secret information to such other party, without breaching the terms of any agreement with a Third Party, infringing upon the intellectual property rights of a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

     1.9 "EFFECTIVE DATE" shall mean the date specified in the first paragraph of this Agreement.

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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     1.10 "FIRST COMMERCIAL SALE" shall mean, in the case of Genaera,  the first sale of Product or Reformulated Product to a Third Party by Genaera or an Affiliate or sublicensee of Genaera in a country in the Genaera Territory following applicable Regulatory Approval of the Product or Reformulated Product in such country. In the case of Bago, First Commercial Sale shall mean the first sale of Product or Reformulated Product to a Third Party by Bago or an Affiliate or sublicensee of
          Bago  in  a  country  in  the  Bago  Territory  following   applicable
          Regulatory Approval of the Product or Reformulated Product in such country.

     1.11 "GMP" shall mean the current Good Manufacturing Practice regulations promulgated by the FDA, published at 21 CFR Part 210 et seq., as such regulations may be amended, and such equivalent foreign regulations or standards as may be applicable with respect to Talniflumate or Product manufactured or sold outside the United States.

     1.12 "GENAERA KNOW-HOW" shall mean all Know-How controlled by Genaera and its Affiliates.

     1.13 "GENAERA PATENTS" shall mean all Patents controlled by Genaera and its Affiliates. A list of Genaera Patents is appended hereto as SCHEDULE
          1.13 and will be updated periodically to reflect additions thereto during the course of this Agreement.

     1.14 "GENAERA ROYALTY PERIOD" shall mean, with respect to Product in each country in the Bago Territory and subject to the provisions of Article V of this Agreement, the longer of (a) if the manufacture, use, offer for sale, sale or import of such Product in such country at the time of the First Commercial Sale of Product as a Mucoregulator infringes a Valid Patent Claim but for the license granted by Genaera by this Agreement, the royalty period continues for as long as such Valid Patent Claim remains in effect and is infringed thereby but for the license granted by this Agreement, or (b) ten (10) years from the date Bago begins marketing the Product as a Mucoregulator in such country. "Genaera Royalty Period" shall mean, with respect to Reformulated Product, in each country in the Bago Territory and subject to Article V of this Agreement, ten (10) years from the date of the First Commercial Sale of such Reformulated Product by Bago, its Affiliates, or sublicensees; provided, however, that Reformulated Product shall only refer to Reformulated Product developed by Bago.

     1.15 "GENAERA TECHNOLOGY" shall mean all Genaera Patents and all Genaera Know-How.

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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     1.16 "GENAERA  TERRITORY"  shall mean all the countries of the world except the countries of the Bago Territory.

     1.17 "KNOW-HOW" shall mean all proprietary material and information including data, compositions of matter and methods, whether currently existing or developed or obtained during the course of this Agreement and whether or not patentable or confidential, and that relate to the development, utilization, or use of Talniflumate, Product or Reformulated Product, including but not limited to processes, techniques, methods, products, materials and compositions.

     1.18 "MUCOREGULATOR" shall mean a substance that regulates or inhibits the synthesis or secretion of glycoproteins derived from any of the mucin genes from cells in the lung or other organs in the body of mammals including man.

     1.19 "NET SALES" shall mean, with respect to the Product or Reformulated Product, the gross amount invoiced on account of sales by Bago or Genaera, as the case may be, or any of their respective Affiliates or sublicensees to Third Parties less the following to the extent not already reflected in the invoice price (a) actual credits, allowances, discounts, rebates to, and chargebacks from the account of, such Third Parties (including without limitation Third Party distributors and wholesalers) for spoiled, damaged, out-dated, rejected or returned Product and actual Federal, State or local government rebates for Product or Reformulated Product; (b) actual freight and insurance costs incurred in transporting such Product or Reformulated Product to such Third Parties; (c) actual cash, quantity and trade discounts; and
          (d) actual sales, use and value-added taxes and taxes or governmental charges incurred in connection with the exportation or importation of such Product or Reformulated Product. For purposes of determining Net Sales, a sale shall have occurred when an invoice therefore shall be generated or, if earlier, the Product or Reformulated Product is shipped for delivery. Sales of Product or Reformulated Product by Bago or Genaera to any of their respective Affiliates that is a reseller thereof shall be excluded, and only the subsequent sale of such Product or Reformulated Product to a Third Party by Bago or Genaera or any of their respective Affiliates or sublicensees shall be deemed Net Sales hereunder. In the case of any other sale or disposal or other arrangement with a Third Party with respect to Product, Net Sales will be calculated to include the value of the consideration received.

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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     1.20 "PATENTS" shall mean all existing patents and patent  applications and all patent applications  hereafter filed, including any continuations,
          continuations-in-part,   divisions,  provisionals  or  any  substitute
          applications,  any  patent  issued  with  respect  to any such  patent
          applications,  any  reissue,   reexamination,   renewal  or  extension
          (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing that relate to Talniflumate, Product or Reformulated Product.

     1.21 "PERSON"  shall  mean  any   individual,   corporation,   partnership,
          association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

     1.22 "PRODUCT" shall mean the substance for pharmaceutical use containing Talniflumate currently commercialized by Bago in the tablet and suspension forms currently used by Bago and specifically described on
          SCHEDULE 1.22.

     1.23 "REFORMULATED PRODUCT" shall mean any product containing Talniflumate developed by either Bago or Genaera other than Product.

     1.24 "REGULATORY APPROVAL" shall mean, with respect to a country in the Bago Territory or the Genaera Territory, all authorizations by the appropriate governmental entity or entities necessary for commercial sale of the Product or Reformulated Product in that country including, without limitation and where applicable, approval of labeling, price, reimbursement and manufacturing. "Regulatory Approval" in the United States shall mean final approval of a new drug application pursuant to 21 C.F.R. ss. 314, permitting marketing of the Product or Reformulated Product in interstate commerce in the United States.

     1.25 "TALNIFLUMATE"             shall            mean            phthalidyl
          2-(3'trifluoromethyl-anilino)-pyridine-3-carbolylate and its salts.

     1.26 "TECHNOLOGY" shall mean Genaera Technology and Bago Technology.

     1.27 "THIRD PARTY" shall mean any unincorporated body, person,  corporation
          or  other  entity  other  than  Genaera,   Bago  or  their  respective
          Affiliates or sublicensees of rights conveyed under this Agreement.

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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     1.28 "VALID  PATENT  CLAIM"  shall mean either (a) a claim of an issued and unexpired patent included within the Genaera Patents or Bago Patents that has not been disclaimed or abandoned or withdrawn and has not been held unenforceable or invalid or permanently revoked by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; (b) a claim of a pending patent application included within the foregoing, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application and the subject matter of which has not been pending for more than five
          (5) years, including the pendency of any prior application; or (c) a claim that has been pending for more than five (5) years, including the pendency of any prior application that subsequently is issued and satisfies the criteria of subsection (a) above.


                                   ARTICLE II
                           MUTUAL TRANSFER OF KNOW-HOW

2.1      TRANSFER OF KNOW-HOW

    2.1.1 Within thirty (30) days of the Effective Date, each of Bago and Genaera shall take substantial steps to identify Bago Know-How and Genaera Know-How, and shall promptly commence the transfer to the other of such Bago Know-How and Genaera Know-How as may be requested; provided, however, that the Know-How intended by this Section 2.1 shall not include Know-How related to Reformulated Product.
    2.1.2 Promptly after the end of each calendar quarter during the term of this Agreement, each of Bago and Genaera shall similarly identify and transfer to the other party, the relevant Bago Know-How and Genaera Know-How; provided however, in the event that the dissemination of Know-How would be prohibited by law, agreement with a Third Party, or otherwise, the fact of such prohibition shall be disclosed to the other party but not the Know-How.

    2.1.3 During the term of this Agreement, Bago shall provide Genaera and Genaera shall provide Bago with such technical advice as reasonably requested by the other with respect to the use of the Bago Technology and Genaera Technology.
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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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    2.1.4 Upon not less than two weeks prior written  notice to the other party,
          Bago and  Genaera  shall  have the right to visit the  premises  where
          Know-How  is  being  developed,   marketed  or  sold  and  shall  make
          scientists and other relevant experts reasonably available to discuss the progress of the Bago Know-How or Genaera Know-How in accordance with the terms of this Agreement.

    2.1.5 The foregoing transfer of Know-How shall be for the purposes permitted under this Agreement only and in accordance with the rights granted under the licenses hereunder. Neither party shall gain any right to use or otherwise exploit the Know- How of the other, except as expressly stated herein.

2.2      JOINT PROJECT TEAM

    2.2.1 The  parties  hereto  agree to  establish  a joint  project  team (the
          "JC"),  which  shall  consist  of no fewer  that  four  (4)  permanent members, two (2) permanent members from each party. Such representatives shall include individuals within or designated by the senior management of each party, and those representatives of each party shall, individually or collectively, have expertise and/or responsibility to perform under this Agreement. Any member of the JC may designate a substitute to attend and perform the functions of that member at any meeting of the JC and each member of the JC may invite such other non-members as deemed necessary to help explore the issues before the JC.

    2.2.2 The purpose of the JC shall be to ensure open communication, through telephone conferences, meetings and otherwise, and provide for the exchange of information between the parties with respect to Know-How. The parties shall provide each other with an update on Know-How on a timely basis, which shall in no event be less than quarterly. Each party shall be responsible for all travel and related costs and expenses for its members.


                                   ARTICLE III
                                  LICENSE GRANT

         3.1      GRANT TO GENAERA
                  Subject to the other provisions of this Agreement, Bago hereby grants to Genaera a sole

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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                  and  exclusive license or (as appropriate) sublicense under
                  Bago Technology to the extent necessary to permit Genaera to carry out its rights and obligations set forth in this Agreement and to research, develop, manufacture, have manufactured, import, export, market, use, sell or have sold Product in the Genaera Territory, with the right to sublicense. Notwithstanding the foregoing grant, Bago
                  reserves the right  to  use  all  Bago   Technology
                  necessary to discharge its obligations and exercise its rights under this Agreement. Bago retains all rights to Bago Technology except to the extent explicitly granted to Genaera hereunder. Genaera shall not permit any subcontractors or sublicensees to use Bago Technology without provisions safeguarding confidentiality equivalent to those provided in this Agreement. Any such provisions will allow Bago the right to directly enforce the obligations of confidentiality with respect to Bago Know-How and other confidential information in the possession of the Third Party. Notwithstanding the foregoing, Genaera understands and agrees that the license granted to it pursuant to this Section 3.1 does not include a license or sublicense under Bago Technology that relates to Reformulated Product.



         3.2      GRANT TO BAGO

                  Subject to the other provisions of this Agreement, Genaera hereby grants to Bago a sole and exclusive license or
                  (as appropriate) sublicense in the Bago Territory under Genaera Technology to the extent necessary to allow Bago to carry out its rights and obligations set forth in this Agreement and to research, develop, manufacture, have manufactured, import, export, market, use, sell and have sold Product in the Bago Territory, with the right to sublicense. Notwithstanding the foregoing grant, Genaera reserves the right to use all Genaera Technology necessary to discharge its obligations and exercise its rights under this Agreement. Genaera retains all rights to Genaera Technology except to the extent explicitly granted to Bago hereunder. Bago shall not permit any subcontractors or sublicensees to use Genaera Technology without provisions safeguarding confidentiality equivalent to those provided in this Agreement. Any such provisions will allow Genaera the right to directly enforce the obligations of confidentiality with respect to Genaera Know-How and other confidential information in the possession
                  of the Third Party.   Notwithstanding the foregoing, Bago
                  understands and agrees that the license granted to it pursuant to this Section 3.2 does not include a license or sublicense under Genaera Technology which relates to Reformulated Product,

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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         3.3      REFORMULATED PRODUCT
                  In the event that one party develops a Reformulated Product:
    3.3.1 The developing party shall give the non-developing party an option to negotiate for an exclusive license to develop, make and sell such Reformulated Product in the non-developing party's territory. The license shall be upon terms to be mutually negotiated by both parties during a 180 day period beginning upon the non-developing party's receipt of notice of the development of such Reformulated Product and sufficient information to enable the non-developing party to evaluate and determine whether to exercise its option. Both parties shall use commercially reasonable efforts to conclude such license. In the event that no agreement is reached, the developing party shall not market such Reformulated Product in the territory of the non-developing party without the non-developing party's written consent, except as set forth in Section 11.3 of the Agreement, and
    3.3.2 Notwithstanding that no license to the developing party's Reformulated Product is granted to the non-developing party, the developing party shall pay royalties to the non-developing party for sales of Reformulated Product in the developing party's territory as set forth in Article V.


                                   ARTICLE IV
                          SUPPLY AND REGULATORY MATTERS



       4.1    MANUFACTURE OF TALNIFLUMATE AND PRODUCT

              Bago will be responsible for manufacturing and supply of all Talniflumate and Product to the extent requested by Genaera and without cost to Genaera as necessary for the conduct of preclinical testing, including without limitation toxicology and pharmacology testing, and clinical trials to be conducted by Genaera. In the event that Genaera requires an aggregate of 100 kg or more of Talniflumate or Product for preclinical and clinical trials, Genaera shall pay to Bago, an amount equal to the direct manufacturing cost of such excess plus reasonable overhead applied to such excess plus an amount equal to 20% of such total cost (the

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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              "Genaera Price").   At the time the agreement is signed by both
              parties, the estimated selling price of Talniflumate by Bago to Genaera is one hundred fifty dollars (USD (150,=) per kilo. The parties understand that material manufactured by Bago as of the date of this Agreement is not in accordance with United States Food and Drug Administration GMP. Bago may, at its option, request to become a non-exclusive commercial supplier of Talniflumate and Product for Genaera on a country-by-country basis, assuming compliance by Bago of all necessary regulatory manufacturing requirements. In such event and solely at Genaera's request, Bago shall supply Genaera with Talniflumate and Product for Genaera's commercial use at the Genaera Price plus shipping, such shipping to be CIF Air USA; provided however, that allocation of supply shall be determined in a manner that does not unreasonably interfere with Bago's need for Product in the Bago Territory.

         4.2  REGULATORY FILINGS

              Each party shall have the sole right in its territory to obtain Regulatory Approvals, which shall be held by and in its name and such party shall own all submissions in connection therewith, provided that each party shall have a right of reference to all or any part of the submissions of the other party. Notwithstanding the foregoing, it is understood and agreed by the parties that each party may conduct clinical trials in any country of the world, at its own cost, and that the results of all clinical trials shall be available to both parties for their respective regulatory and marketing applications in their respective territories.


                                    ARTICLE V
                                    ROYALTIES

         5.1  ROYALTIES TO BAGO

              Genaera will pay royalties to Bago at the following annual rates, on Net Sales of all Products sold in the Genaera Territory, and Reformulated Product developed by Genaera and sold in the Genaera Territory, on a country by country basis, as follows:

                  5.1.1 For the first two (2) years of the Bago Royalty Period, Genaera shall pay to Bago [**] of the aggregate of Net Sales of Product or Reformulated Product.

                  5.1.2 Thereafter, for the remainder of the Bago Royalty Period, [**] of the aggregate of Net Sales of Product or Reformulated Product; provided however, that in

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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                  no event shall the aggregate royalties paid or payable to Bago by Genaera exceed [**] US Dollars.


         5.2  TAX WITHHOLDING

              Any income or other taxes which Genaera is required by law to pay or withhold on behalf of Bago with respect to royalties, and any interest thereon, payable to Bago under this Agreement shall be deducted from the amount of such royalties and interest due and paid or withheld, as appropriate, by Genaera on behalf of Bago. Any such tax required to be paid or withheld shall be an expense of, and borne solely by, Bago. Genaera shall furnish Bago with reasonable evidence of such withholding payment, in electronic or written form, as soon as practicable after such payment is made. The parties hereto will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law in connection with the making of any required withholding payment, or any claim to a refund of any such payment.



         5.3  ROYALTIES TO GENAERA

              Bago will pay royalties to Genaera at the following annual rates, on Net Sales of all Products sold in the Bago Territory, and Reformulated Product developed by Bago and sold in the Bago Territory, on a country by country basis, as follows:

                  5.3.1 The Genaera Royalty Period shall not commence until such time as Bago begins marketing the Product or Reformulated Product as a Mucoregulator. Bago hereby agrees that it shall promptly inform Genaera when it begins marketing the Product or Reformulated Product as a Mucoregulator and understands that failure to comply with this provision shall be deemed a material breach of this Agreement.

                  5.3.2 For the first two (2) years of the Genaera Royalty Period, Bago shall pay to Genaera [**] of the aggregate of Net Sales of Product or Reformulated Product in excess of the Baseline Amount.

                  5.3.3 Thereafter, for the remainder of the Genaera Royalty Period, Bago shall pay to Genaera [**] of the aggregate of Net Sales of Product or

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                           Reformulated Product in excess of the Baseline
                           Amount; provided however, that in no event shall the aggregate royalties paid or payable to Genaera by Bago exceed [**] US Dollars.



         5.4  TAX WITHHOLDING

              Any income or other taxes which Bago is required by law to pay or withhold on behalf of Genaera with respect to royalties, and any interest thereon, payable to Genaera under this Agreement shall be deducted from the amount of such royalties and interest due and paid or withheld, as appropriate, by Bago on behalf of Genaera. Any such tax required to be paid or withheld shall be an expense of, and borne solely by Genaera. Bago shall furnish Genaera with reasonable evidence of such withholding payment, in electronic or written form, as soon as practicable after such payment is made. The parties hereto will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law in connection with the making of any required withholding payment, or any claim to a refund of any such payment.


         5.5   SALES REPORTS

           5.5.1  SUBSTANCE OF QUARTERLY REPORTS

                  During the term of this Agreement and after the First Commercial Sale of the Product or Reformulated Product, Genaera for the Genaera Territory and Bago for the Bago Territory shall furnish or cause to be furnished to the other on a quarterly basis a written report or reports covering each quarter (each such quarter being sometimes referred to herein as a "reporting period") showing: the Net Sales of the Product and Reformulated Product in each country in the relevant territory during the reporting period by such party; the royalties, payable in United States Dollars ("Dollars"), which shall have accrued under this Agreement in respect of such sales and the basis of calculating those royalties; the exchange rates used in converting into Dollars, from the currencies in which sales were made, any payments due which are based on Net Sales; and dispositions of Product and Reformulated Product other than pursuant to sale for cash.

           5.5.2  TIMING

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                  Final reports shall be due on the sixtieth (60th) day
                  following the close of each reporting period. In addition, at least ten (10) days prior to the end of the calendar quarter, each party shall provide the other with a draft report for the quarter, based on such party's then-current forecast for that quarter.

           5.5.3  RECORDS

                  Each party shall keep accurate records in sufficient detail to enable the amounts due hereunder to be determined and to be verified by the other party.

           5.5.4  CURRENCY EXCHANGE

                  With respect to sales of Product or Reformulated Product invoiced in Dollars, the Net Sales amounts and the amounts due hereunder shall be expressed in Dollars. With respect to sales of Product or Reformulated Product invoiced in a currency other than Dollars, the Net Sales and amounts due hereunder shall be expressed in the domestic currency of the party making the sale, together with the Dollar equivalent of the amount payable, calculated using the arithmetic average of the spot rates on the last business day of each month of the calendar quarter in which the Net Sales were made. The "Closing mid-point rates" found in the "Dollar spot forward against the Dollar" table published by The Financial Times or any other publication as agreed to by the parties shall be used as the source of spot rates to calculate the average as defined in the preceding sentence. All payments shall be made in Dollars.

           5.5.5  ROYALTY PAYMENT DUE DATE; ACCRUAL

                  Royalties which have accrued during any month and are required to be shown on a final quarterly sales report provided for under this Agreement shall be due and payable on the date such final quarterly sales report is due.

           5.5.6  AUDIT

                  Upon the written request of the receiving party, at its expense and not more than once in or in respect of any calendar year, the paying party shall permit an independent public accountant of national prominence selected by the receiving party to have access during normal business hours to those records of the paying party as may be reasonably necessary to verify the accuracy of the Net Sales report and royalty calculation conducted by the paying party pursuant to this Agreement, in respect of any calendar year ending

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                  not more than thirty-six (36) months prior to the date of such notice. The report prepared by such independent public accountant, a copy of which shall be sent or otherwise provided to the paying party by such independent public accountant at the same time it is sent or otherwise provided to the receiving party, shall contain the conclusions of such independent public accountant regarding the audit and will specify that the amounts paid to the receiving party pursuant thereto were correct or, if incorrect, the amount of any underpayment or overpayment. If such independent public accountant's report shows any underpayment, the paying party shall remit or shall cause its sublicensees or marketing partners to remit to the receiving party within thirty (30) days after receipt of such report, (i) the amount of such underpayment and (ii) if such underpayment exceeds five percent (5%) of the total amount owed for the calendar year then being audited, the reasonable and necessary fees and expenses of such independent public accountant performing the audit, subject to reasonable substantiation thereof. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods. Each party agrees that all such information is confidential and shall be retained by its accountant in confidence.

           5.5.7  INTEREST DUE

                  In case of any delay in payment but not occasioned by Force Majeure, interest on the overdue payment shall accrue at an annual interest rate, compounded monthly, equal to the LIBOR rate as reported in The Financial Times, plus four percentage points (4%), as determined for each month on the last business day of that month, assessed from the day payment was initially due. The foregoing interest shall be due without any special notice.


                                   ARTICLE VI
                              INTELLECTUAL PROPERTY

         6.1  PATENTABLE INVENTIONS AND KNOW-HOW.

          6.1.1 Each party shall have and retain sole and exclusive title to all inventions, discoveries, Know-How which are made, conceived, reduced to practice or generated by its employees, agents or other persons acting under its authority in the course of or as a result of this Agreement. In the event that the employees, agents or other persons acting under the authority of both parties jointly make, conceive, reduce to practice or generate any inventions, discoveries, Know-How, then (I)if such invention, discovery, Know-

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                  How relates primarily to Genaera Technology then it shall be owned by Genaera, and (ii) if such invention, discovery or Know-How relates primarily to Bago Technology then it shall be owned by Bago. The parties agree that if the invention, discovery or Know-How relates to a Product, it shall be subject to the license granted in Section 3.1 or 3.2 of this Agreement; if the invention, discovery or Know-How relates to Reformulated Product, it shall be subject to the provisions of
                  Section 3.3 of this Agreement.

          6.1.2 During the term of this Agreement, Bago shall be responsible for the preparation, filing, prosecution, maintenance and related expenses of all Bago Patents and Genaera Patents approved anywhere in the Bago Territory; provided, however, that Bago shall not be responsible for the preparation, filing, prosecution, maintenance and related expenses of any Genaera Patents which relate to Reformulated Product in the Bago Territory unless such an agreement is reached pursuant to
                  Section 3.3 herein. Genaera shall be responsible for the preparation, filing, prosecution, maintenance and related expenses of all Genaera Patents and Bago Patents approved anywhere in the Genaera Territory; provided, however, that Genaera shall not be responsible for the preparation, filing, prosecution, maintenance and related expenses of any Bago Patents which relate to Reformulated Product to be commercialized in the Genaera Territory unless such an agreement is reached pursuant to Section 3.3 herein.

          6.1.3 During the term of this Agreement, neither Bago nor Genaera shall allow any Bago Patents or Genaera Patents, respectively, to lapse (other than expiration of the patent term) or be surrendered, or abandoned (other than those that are abandoned in the ordinary course of prosecution in connection with the filing of a continuation or continuation in part application therefore and/or as a result of the expiration of the patent term and/or as a result of a patent being determined to be invalid by a court or administrative agency of competent jurisdiction) without written notice of such intention to the other party. Genaera shall have the right to assume responsibility for any Bago Patent approved anywhere within the Genaera Territory or any part thereof which Bago intends to abandon or otherwise cause or allow to be forfeited, and Bago shall have the right to assume responsibility for any Genaera Patent approved anywhere in the Bago Territory or any part thereof which Genaera intends to abandon or otherwise cause or allow to be forfeited

         6.2  PATENT PROSECUTION.

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          6.2.1   In the event of the institution of any suit by a Third Party against either party, their Affiliates or sublicensees for patent infringement involving the manufacture, use, sale, distribution or marketing of Product or Reformulated Product anywhere in the Bago Territory or Genaera Territory, the party sued shall promptly notify the other party in writing. The party in whose territory the suit was instituted (the "Defending Party") shall have the right but not the obligation to defend such suit at its own expense, provided that in the case where the patent is not held by the Defending Party, the Defending Party notifies and consults with the non-defending party on its defense. Bago and Genaera shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

          6.2.2 In the event that either party becomes aware of actual or threatened infringement of a Patent anywhere in the Bago Territory or the Genaera Territory, that party shall promptly notify the other party in writing. The party in whose territory the infringement is threatened or has occurred (the "Infringed Party") shall have the first right, but not the obligation to bring, at its own expense, an infringement action against the Third Party. In the event that the patent is not held by the Infringed Party and the Infringed Party does not commence an infringement action within ninety (90) days of receipt of notice of infringement, the non-infringed party, after notifying the Infringed Party in writing, shall be entitled to bring such infringement action at its own expense. The party conducting such action shall have full control over its conduct, including settlement thereof. In any event, Bago and Genaera shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

          6.2.3 In any action brought pursuant to Section 6.2.2, the party bringing the action shall indemnify the other party, its officers, directors, shareholders, employees, agents, successors and assigns from any loss, damage or liability, including attorneys' fees and costs, which may result from claims, counterclaims or cross-claims asserted by a defendant, except to the extent that such losses, damages or liabilities result from the negligence or willful misconduct of the other party.

          6.2.4 Bago and Genaera shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by either party. Any excess recovery shall be retained by the party bringing the action.

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          6.2.5   The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning Product or Reformulated Product, provided, however, that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to this Article VI may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would adversely affect the other party's rights under this Agreement.


                                   ARTICLE VII
                      NOTICE OF PHARMACEUTICAL SIDE-EFFECTS

         7.1  7.1.1.   INFORMATION

                  Genaera and Bago will provide to each other the information necessary to monitor the safety of Product and Reformulated Product and to meet in a timely manner, for all countries in such party's territory, all regulatory requirements for reporting adverse reactions or adverse events. Each party shall forward to the other on a regular basis information on adverse reactions and any material difficulties associated with clinical use, studies, investigations, tests and prescriptions of Product and Reformulated Product. Each party shall provide each other with any appropriate information which enables the other party to meet its regulatory obligations in the countries in which it is commercializing or developing Product or Reformulated Product.



                                  ARTICLE VIII
                     REPRESENTATIONS AND WARRANTIES OF BAGO

         8.1      Bago represents and warrants to Genaera as follows:

          8.1.1    AUTHORIZATION.

                  This Agreement has been duly executed and delivered by Bago and constitutes the valid and binding obligation of Bago enforceable against Bago in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors'

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                  rights generally and by general equitable principles.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Bago, its officers and directors.

          8.1.2   NO THIRD PARTY RIGHTS.

                  To the best of its knowledge, as of the Effective Date, Bago owns or possesses adequate licenses or other rights to use all Bago Technology, and to grant the licenses herein; and to the best of its knowledge as of the Effective Date, the granting of the licenses to Genaera hereunder does not violate any right known to Bago of any Third Party.

          8.1.3   NO THIRD PARTY PATENTS.

                  As of the Effective Date, to Bago's actual knowledge and based on its current understanding of the Product and its use, in the development, manufacture, use or sale of any Product pursuant to this Agreement will not infringe or conflict with any Third Party right or Patent, and as of the Effective Date Bago is not aware of any pending patent application that, if issued, would be infringed by the development, manufacture, use or sale of any Product pursuant to this Agreement.

                                   ARTICLE IX
                    REPRESENTATIONS AND WARRANTIES OF GENAERA

         9.1  Genaera represents and warrants to Bago as follows:

          9.1.1   AUTHORIZATION

                  This Agreement has been duly executed and delivered by Genaera and constitutes the valid and binding obligation of Genaera, enforceable against Genaera in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Genaera, its officers and directors.

          9.1.2   NO THIRD PARTY RIGHTS.

                  To the best of its knowledge, as of the Effective Date Genaera owns or possesses adequate licenses or other rights to use all Genaera Technology, and to grant the licenses

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                  herein; and to the best of its knowledge as of the Effective
                  Date, the granting of the licenses to Bago hereunder does not violate any right known to Genaera of any Third Party.

          9.1.3   NO THIRD PARTY PATENTS.

                  As of the Effective Date, to Genaera's actual knowledge and based on its current understanding of the Product, and its use, in the manufacture, use or sale of any Product pursuant to this Agreement will not infringe or conflict with any Third Party right or Patent, and as of the Effective Date Genaera is not aware of any pending patent application that, if issued, would be infringed by the development, manufacture, use or sale of any Product pursuant to this Agreement.


                                    ARTICLE X
                                 CONFIDENTIALITY

        10.1 Subject to Sections 10.7 and 10.8, during the term of this Agreement, each party agrees not to provide or disclose to a Third Party the Bago Technology or Genaera Technology.


        10.2 Subject to Sections 10.7 and 10.8, during the term of the Agreement, it is contemplated that each party will disclose to the other party confidential information and materials which is owned or controlled by the party providing such information and materials or which party is obligated to maintain in confidence and which is designated by the party providing such information and materials as confidential (such materials and information is individually and collectively "Confidential Information"). Each party shall have the right to refuse to accept the other party's Confidential Information. Subject to Section s 10.7 and 10.8, each party agrees to retain the other party's Confidential Information in confidence, and to limit disclosure of any such Confidential Information to its officers, director, employees and permitted assigns on a need to know basis. Each party agrees to use the other party's Confidential Information only as permitted by this Agreement, and subject to Sections 10.7 and 10.8, not to disclose any such Confidential Information to any other person or entity without the prior written consent of the party providing the Confidential Information. For the avoidance of doubt, Bago Technology and Genaera Technology will be Confidential Information.

        10.3      The obligations of confidentiality and non-use of Sections
                  10.1 and 10.2 will not apply to:

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                (a)      Confidential Information generally known to the public
                         prior to its disclosure hereunder; or

                (b) Confidential Information that subsequently becomes known to the public by some means other than a breach of this Agreement: or

                (c) Confidential Information that is subsequently disclosed by the receiving party by a Third Party having a lawful right to make such disclosure and who is not under an obligation of confidentiality to the party that disclosed the Confidential Information to the receiving party; or

                (d) Confidential Information that is approved for release by the parties

        10.4 Neither party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions of this Agreement, (a) on a need to know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party's activities expressly permitted by this Agreement and ordinary and customary operations, and (b) to a Third Party in connection with (i) an equity investment in such party, (ii) a merger, consolidation, change in control or similar transaction by such party, (iii) the transfer or sale of all or substantially all of the assets of such party, or (iv) in connection with the granting of a sublicense under this Agreement. Prior to the execution of this Agreement, the parties have agreed upon the substance of information that may be used to describe the terms and conditions of this transaction, and each party may disclosed such information, as modified by mutual written agreement of the parties, without the consent of the other party.

        10.5 The obligations of this Article X shall not apply to the extent a party is required to disclose information by applicable law, regulation or bona fide legal process, provided that the party required to make the disclosure takes reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable prior notice to the other party.

        10.6 The parties' obligations under this Article X shall terminate five (5) years after the expiration or termination of this Agreement.

        10.7 Genaera may provide or disclose Genaera Patents, and Genaera Know-How for use in a manner that is not inconsistent with the exclusive license granted to Bago, provided that the Third Party agrees to confidentiality provisions similar to those of this Agreement and agrees not to use the Genaera Patents and Genaera Know-How in a manner inconsistent with the exclusive license granted to Bago under this Agreement.

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        10.8     Bago may provide or disclose Bago Patents and Bago Know-How for use in a manner that is not inconsistent with the exclusive license granted to Genaera, provided that the Third Party agrees to confidentiality provisions similar to those of this Agreement and agrees not to use the Bago Patents and Bago Know-How in a manner inconsistent with the exclusive license granted to Genaera under this Agreement.


                                   ARTICLE XI
                              TERM AND TERMINATION

        11.1     TERM

                 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Section 11.2 of this Agreement, this Agreement and the licenses and rights granted thereunder shall remain in full force and effect until the later of ten
                 (10) years from the Effective Date or until no royalties shall be payable to either party pursuant to Section V of this Agreement; provided, that upon the expiration of the Bago Royalty Period, Genaera shall have a fully paid up, non-cancelable, non-exclusive license under the Bago Know-How to research, develop, manufacture, have manufactured, market, sell and have sold, Product in the Genaera Territory, and upon the expiration of the Genaera Royalty Period, Bago shall have a fully paid-up, non-cancelable, non-exclusive license under the Genaera Know-How to research, develop, manufacture, have manufactured, market, sell and have sold, Product in the Bago Territory.

        11.2     TERMINATION FOR CAUSE

                 Either party may terminate this Agreement upon thirty (30) days prior written notice to the other party upon the material breach by such other party of any of its obligations under this Agreement; provided, however, that such termination shall become effective only if such other party shall fail to cure the breach within such thirty (30) day period.

        11.3     REFORMULATED PRODUCT

                 In the event that an agreement is not concluded with respect to Reformulated Product, as provided in Section 3.3 of the Agreement, the developing party shall not market such Reformulated Product in the territory of the non-developing party without the non-developing party's written consent for a period ending ten (10) years after the First Commercial Sale of Reformulated

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                 Product to a Third Party by the developing party or an
                 Affiliate or sublicensee of such developing party in any country in the developing party's territory following applicable Regulatory Approval of such Reformulated Product in such country.

        11.4     EFFECTS OF TERMINATION.

                 11.4.1 In the event this Agreement is terminated at any time after the Effective Date of this Agreement, and a sublicense has been granted under this Agreement, then this Agreement shall become an agreement between Bago and Genaera's sublicensee, or Genaera and Bago's sublicensee, as the case may be, subject to the sublicensee agreeing to be bound under the terms and conditions of this Agreement. At the request of the sublicensing party, the non-sublicensing party will acknowledge to the sublicensee, the non-sublicensing party's obligations to the sublicensee under this Agreement

                 11.4.2 Upon any termination of this Agreement, each party shall promptly return to the other party any Know-How of such other party, except that a sublicensee shall have the right to retain the foregoing in the case where and to the extent that the sublicensee retains rights under this Agreement pursuant to
                 Section 11.4.1.

                 11.4.3 The provisions of Article X, and Sections 11.1, 11.3, 11.4.1, 11.4.2, 11.4.3, 11.4.4, 12.1 and 13.1 shall survive any expiration or termination of this Agreement.

                 11.4.4 Upon expiration or termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such expiration or termination.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

        12.1     GOVERNING LAW; JURISDICTION.

        If the parties are unable to reach agreement on any matter under this Agreement, then such unresolved matter shall be referred to a Legal Representative appointed by the Chief Executive Officer of each party for resolution by negotiation in good faith as soon as is practicable but no event later than 90 days after referral. If such Legal Representatives are unable reach agreement on any such matter, then both

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        parties shall try to make their best efforts to reach to an agreement in good faith as soon as practicable but in no event later than 60 days after referral. If the parties are unable to reach agreement on any such matter, either party may initiate a non-binding mediation procedure administered by the American Arbitration Association in accordance with its commercial mediation rules. The parties agree that they shall share equally the cost of the mediator and all filing and hearing fees, but each party shall bear its own expenses. The mediation proceedings shall be conducted at a location chosen by the party not originally requesting the resolution of the dispute. If any unresolved matter is not resolved by non-binding mediation pursuant to this section, then either party may seek any available remedy in a proceeding in the courts of France under French law. This Agreement shall be construed according to the laws of France, except matters of patents law which shall be determined in accordance with the patent laws relevant to the patents in question.

        12.2     WAIVER.

                 The failure on the part of Genaera or Bago to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times thereafter. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the party against whom such waiver is to be asserted.

        123      FORCE MAJEURE.

                 Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected party.

        12.4     SEVERABILITY.

                 It is the intention of the parties to comply with all applicable laws domestic or foreign in connection with the performance of its obligations hereunder. In the event that any provision of this Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Agreement will be binding on the parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and the Agreement shall be deemed

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


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


                 modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

        12.5     ASSIGNMENT.

                 This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that either party may assign this Agreement, without the consent of the other party, (i) to any of its Affiliates, if the assigning party guarantees the full performance of its Affiliates' obligations hereunder, or (ii) in connection with the transfer or sale of all or substantially all of its assets or business or in the event of its merger or consolidation with another company. In all cases the assigning party shall provide the other party with prompt notice of any such assignment. Any purported assignment in contravention of this Section shall, at the option of the non-assigning party, be null and void and of no effect. No assignment shall release either party from responsibility for the performance of any accrued obligation of such party hereunder.



        12.6     COUNTERPARTS.

                 This Agreement may be executed in duplicate, both of which shall be deemed to be originals, and both of which shall constitute one and the same Agreement.

        12.7     NO AGENCY.

                 Nothing herein contained shall be deemed to create an agency, joint venture, `amalgamation, partnership or similar relationship between Bago and Genaera.

        12.8     NOTICE.

                 All communications between the parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to other addresses as designated by one party to the other by notice pursuant hereto, by internationally recognized courier or by prepaid certified, air mail (which shall be deemed received by the other party on the tenth business day following deposit in the mails), or by facsimile transmission or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by letter given by the close of business on or before the next following business day:

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                           if to Genaera, at:

                           Genaera Corporation

                           5110 Campus Drive

                           Plymouth Meeting, PA  19462  USA

                           Attention: President


                           if to Bago, at:

                           Laboratorios Bago, S.A.

                           Bernardo de Irigoyen 248

                           Buenos Aires

                           Argentina

                           Attention:  Dr. Mario A. Los

                           R & D Director

        13.9     HEADINGS.

                 The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

        13.10    ENTIRE AGREEMENT.

                 This Agreement, including the Schedules appended hereto, contains the entire understanding of the parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective parties.

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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                       LABORATORIOS BAGO SA



                                       By:  /s/     Juan Pablo Bago
                                            ----------------------------------
                                                    Juan Pablo Bago
                                       Title: Director and Legal Representative
                                       Date: September 7, 2001




                                       GENAERA CORPORATION



                                       By:  /s/     Roy C. Levitt, M.D.
                                            ------------------------------------

                                       Title:

                                       Date: September 14, 2001
                                             -------------------







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** Certain  portions of this exhibit have been omitted  based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.




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